UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
 ACT OF 1934
Date of Report (Date of Earliest Event Reported)   February 6, 2009

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	NV ENERGY, INC.	88-0198358
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000

2-28348	NEVADA POWER COMPANY d/b/a	88-0420104
NV ENERGY
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000

0-00508	SIERRA PACIFIC POWER COMPANY d/b/a	88-0044418
NV ENERGY
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

None.
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Signatures

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On February 6, 2009, the Board of Directors of NV Energy, Inc. (the “Company”) approved the Compensation Committee’s recommendation to adopt the 2009 Officer Compensation Program for the Company.  Data from Towers Perrin’s Philadelphia Compensation practice was used to provide guidance in setting named executive officer compensation.  The 2009 Officer Compensation Program consists of (1) an annual base salary frozen at 2008 levels, (2) target participation rates for cash awards under the NV Energy 2008 Short Term Incentive Plan (STIP) ranging from 55% to 95% of base salary depending upon officer level, and (3) value ranges for grants under the NV Energy Long Term Incentive (LTIP) plan.  In reaching its decision to recommend adoption of the 2009 Officer Compensation Program, the Compensation Committee consulted with its independent consultant, Towers Perrin.

2009 Named Executive Officer Cash Compensation

    The Board also accepted the Compensation Committee’s recommendation to approve the 2009 STIP structure for named executive officers of the Company.  The 2009 STIP structure for officers has a weighting of 75% for performance against the STIP scorecard, with the other 25% of this award based upon an individual performance assessment.  The STIP scorecard places a 35% weight on Corporate Financial Performance, 35% weight on Customer Perception and 30% weight on Corporate Key Performance Indicators (KPI’s).  The Committee will continue its practice of reviewing and approving final STIP payments to all officers.  Performance against the Company’s STIP scorecard is measured by the end of the Fiscal year by the Company’s Finance organization and results are subjected to internal audit prior to being sent to the CEO and the Committee.  The Committee approved the STIP measures and targets for the Officer group.

    The Board approved the Committee’s recommended 2009 base salaries and 2009 STIP targets (expressed as a percentage of base salary) for the following named executive officers:

Name and Title	2009 Base Salary*	2009 STIP % Target

Michael Yackira	$700,000	95%
William Rogers	$420,000	60%
Jeffrey Ceccarelli	$368,000	55%
Paul Kaleta	$365,000	55%
Roberto Denis	$345,000	55%

* 2009 Base Salaries frozen at 2008 levels

2009 Named Executive Officer Equity Compensation

    On February 6, 2009, the Board of Directors of the Company accepted the Compensation Committee’s recommendation to approve Long Term Incentive Plan (LTIP) equity grants to named executive officers with the following values:

Name and Title	2009 LTIP Grant Value(1)

Michael Yackira	$1,505,000
William Rogers	$630,000	(2)
Jeffrey Ceccarelli	$552,000
Paul Kaleta	$547,500	(2)
Roberto Denis	$517,500

(1)
The number of shares to be issued in connection with the 2009 LTIP Grant Values set forth in the table will be calculated using an average of the closing share price of the Company’s stock for the five business day period beginning February 13, 2009 and ending on February 20, 2009.

(2)
In addition to the LTIP amounts shown, William Rogers and Paul Kaleta each received 10,000 time based Restricted Shares that will cliff vest three years from the date of the grant, or February 6, 2012.

    Two thirds of the equity grants under the LTIP plan will be awarded as performance shares against a Total Shareholder Return (TSR) measured against the S&P Electric Utility index.  One third of the equity grant under the LTIP plan will be awarded as performance based restricted shares measured against a three year aggregate score of the STIP.

    The TSR-based performance shares will vest, if at all, at the end of a three year period based on a comparison of the Company’s TSR to other companies on the S&P Electric Utility index.  No shares will vest if the Company’s TSR is below the 35th percentile on this index, 50% of the grant will vest if the TSR is at the 35th percentile, 100% will vest if the TSR is at the 50th percentile and 150% will vest if the TSR is at or above the 75th percentile.

    The Committee accepted the recommendation from management that based upon calculations performed by Towers Perrin, there would not be a payout of 2006 Performance Shares under a grant awarded in February of that year.  Measurement data from Towers Perrin indicates that the minimum performance threshold of the 35th percentile against the Dow Jones Utility Index had not been met, and therefore, no payment would be made to participants in that grant.  The Committee also noted that Non Qualified Stock Options granted to LTIP participants at the February 7, 2006 meeting of the Committee were granted at a price that is higher than the closing price on the date of the February 6, 2009 meeting.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

NV ENERGY, INC. (Registrant)
Date: February 12, 2009	By:	/s/ Paul J. Kaleta
Paul J. Kaleta
Corporate Senior Vice President, General Counsel and Secretary

Nevada Power Company d/b/a NV Energy (Registrant)
Date: February 12, 2009	By:	/s/ Paul J. Kaleta
Paul J. Kaleta
Senior Vice President, General Counsel and Secretary

Sierra Pacific Power Company d/b/a NV Energy (Registrant)
Date: February 12, 2009	By:	/s/ Paul J. Kaleta
Paul J. Kaleta
Senior Vice President, General Counsel and Secretary